SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           -----------------------------


                           GALILEO INTERNATIONAL, INC.
               (Exact name of Registrant as specified in its charter)

         Delaware                                             36-4156005
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification No.)


                             9700 West Higgins Road
                                    Suite 400
                            Rosemont, Illinois 60018
                                 (847) 518-4000

  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             THE TRIP.COM, INC. 1997
                                   STOCK PLAN
                             (Full title of the plan)

                            Anthony C. Swanagan, Esq.
                    Senior Vice President and General Counsel
                           Galileo International, Inc.
                             9700 West Higgins Road
                                    Suite 400
                            Rosemont, Illinois 60018
                                 (847) 518-4000

 (Name, address and telephone number including area code, of agent for service)

                          Copies of Communications to:
                                Jonathan A. Koff
                               Chapman and Cutler
                             111 West Monroe Street
                             Chicago, Illinois 60603
                                 (312) 845-3000
                           -------------------------

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                               Amount to be         Proposed average     Proposed maximum     Amount of
                                               registered(1)       offering price per       aggregate       registration
Title of securities to be registered                                    share(2)          offering price         fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share          1,500,000               $8.06             $12,090,000         $3,192
===========================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Calculated pursuant to Rule 457(h) under the 1933 Act solely for the purpose of computing the registration fee, based upon the aggregate prices at which the options may be exercised.

PART II              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Galileo International, Inc. (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 1,500,000 shares of the Registrant's common stock, par value $0.01 per share ("Common Stock"), for issuance pursuant to The Trip.com, Inc. 1997 Stock Plan (the "Plan") and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan.

Item 3.  Incorporation of Certain Documents by Reference

         The following documents previously filed with the Commission by the Registrant pursuant to the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act") are incorporated by reference herein:

                    1. Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and all amendments thereto.

                    2. Proxy Statement for the Annual Meeting of stockholders held on April 29, 1999.

                    3. The description of the Common Stock contained in its registration statement on Form 8-A, filed with the Commission on July 1, 1997.

         All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable, see Item 3(5) above.

Item 5.  Interests and Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonable entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Registrant only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation provides for such limitation of liability.

         The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases; or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Restated Certificate of Incorporation and Restated By-Laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

         In addition, the Registrant maintains liability insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not applicable

Item 8.  Exhibits

         4.01     Form of The Trip.com, Inc. 1997 Stock Plan

         4.02 Specimen Common Stock Certificate. (Incorporated herein by reference to the Registrant's Form 8-A (File No. 1-13153) filed on July 1, 1997).*

         5.01 Opinion of Anthony C. Swanagan, Esq., Senior Vice President and General Counsel of Galileo International, Inc., regarding the legality of the Common Stock.

         23.01    Consent of KPMG LLP.

         23.02 Consent of Anthony C. Swanagan, Esq., Senior Vice President and General Counsel (included in Exhibit 5.01).

         24.01 Power of attorney (included on the signature page of this registration statement).

         ---------------
         *Incorporated by reference.

Item 9.  Undertakings

         (a)    The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                            (i)     To include any prospectus required by
                  Section 10(a)(3) of the 1933 Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                          (iii) To include any material information with respect
                  to the plan of  distribution  not previously  disclosed in the
                  Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on the 9th day of March, 2000.

                                GALILEO INTERNATIONAL, INC.

                                By:  /S/ JAMES E. BARLETT
                                ------------------------------------------
                                James E. Barlett
                               Chairman, President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Barlett his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 9th day of March, 2000.

  SIGNATURE                                                   TITLE


/S/ JAMES E. BARLETT                                  Chairman, President and
------------------------- ----                        Chief Executive Officer
James E. Barlett                                      Chief Executive Officer
                                                 (principal executive officer)

/S/ PAUL H. BRISTOW                         Director, Executive Vice President,
-----------------------------             Chief Financial Officer and Treasurer
Paul H. Bristow                    (principal financial and accounting officer)

/S/ ANTHONY C. SWANAGAN                        Senior Vice President, General
---------------------------------              Counsel and Secretary
Anthony C. Swanagan

                                                            Director
--------------------------------
Graham W. Atkinson

/S/ WIM DIK                                                 Director
---------------------
Wim Dik

                                                            Director
-------------------------
Mina Gouran

/S/ GEORGES P. SCHORDERET                                   Director
-----------------------------------
Georges P. Schorderet

/S/ ANDREW P. STUDDERT                                      Director
 --------------------------------
Andrew P. Studdert

                                                            Director
-----------------------------
 Kenneth Whipple

                                INDEX TO EXHIBITS


EXHIBIT                                                            SEQUENTIALLY
NUMBER             DESCRIPTION                                        NUMBERED
                                                                        PAGE

4.01     Form of The Trip.com, Inc. 1997 Stock Plan

4.02 Specimen Common Stock Certificate. (incorporated herein by reference to the Registrant's Form 8-A (File No. 1-13153) filed on July 1, 1997)*

5.01 Opinion of Anthony C. Swanagan, Esq., Senior Vice President and General Counsel of Galileo International, Inc.,
          regarding the legality of the Common Stock
23.01
          Consent of KPMG LLP

23.02
          Consent of Anthony C. Swanagan, Esq., Senior Vice President and General Counsel (included in Exhibit 5.01).

24.01 Power of Attorney (included on the signature page of this Registration Statement)

---------------------------------
* Incorporated by reference.